UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
November 5, 2007 (November 4, 2007)
URS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-7567 (Commission File No.)	94-1381538 (I.R.S. Employer Identification No.)
600 Montgomery Street, 26th Floor
San Francisco, California 94111-2728
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code:
(415) 774-2700
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Amendment No. 1 to the Agreement and Plan of Merger
     On November 4, 2007, URS Corporation, a Delaware corporation (“URS”), Washington Group International, Inc., a Delaware corporation (“WGI”), Elk Merger Corporation, a Delaware corporation and wholly owned subsidiary of URS (“Merger Sub”), and Bear Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of URS (“Second Merger Sub”) agreed to amend the terms of the Agreement and Plan of Merger dated May 27, 2007 (the “Merger Agreement”) and entered into Amendment No. 1 to the Agreement and Plan of Merger (the “Amendment”).
      The Amendment provides that each WGI stockholder would have the right to elect to receive, for each share of common stock of WGI, par value $0.01 per share (“WGI Common Stock”), other than those shares held by URS, any subsidiary of URS, Merger Sub or Second Merger Sub and other than treasury shares and shares as to which a WGI stockholder has validly demanded and perfected appraisal rights under Delaware law, (a) 0.90 of a share of common stock of URS, par value $0.01 per share (“URS Common Stock”) and $ 43.80 in cash, without interest, (b) an amount in cash, without interest, equal to the sum of (i) $43.80 and (ii) 0.90 multiplied by the volume weighted average trading prices of URS Common Stock during the five trading days ending on the trading day that is one day prior to the date of the WGI special meeting at which the required WGI stockholder approval is received, or (c) a number of shares equal to the sum of (i) 0.90 and (ii) $43.80 divided by the volume weighted average trading prices of URS Common Stock during the five trading days ending on the trading day that is one day prior to the date of the WGI special meeting at which the required WGI stockholder approval is received, in connection with the proposed transactions (the “Merger”). The all-cash and all-stock elections, however, are subject to proration in order to preserve an overall per share mix of 0.90 of a share of URS Common Stock and $43.80 in cash (the “Merger Consideration”) for all of the outstanding shares of WGI Common Stock taken together.
     Immediately following the completion of the Merger, each outstanding option to acquire shares of WGI Common Stock, whether or not vested, that remains outstanding as of the effective time of the Merger will be cancelled and converted into the right to receive the “option consideration,” which equals the product of (1) the number of shares of WGI Common Stock subject to such option and (2) the excess, if any, of $97.89 over the exercise price per share of WGI Common Stock subject to the option. Under the Amendment, each WGI optionholder, other than Dennis Washington, will have the right to elect to receive the option consideration, for each cancelled WGI option owned, in (a) a combination of (i) an amount in cash, without interest, equal to the option consideration multiplied by 0.4474 and (ii) a number of shares of URS Common Stock equal to the option consideration less the cash payable pursuant to the preceding clause (i), divided by $60.10 (a “Mixed Option Election”); (b) an amount in cash, without interest, equal to the option consideration; or (c) a number of shares of URS Common Stock equal to the option consideration divided by $60.10; provided, however, that all-cash and all-stock elections are subject to proration in order to preserve an overall option consideration value mix of 44.74% cash and 55.26% URS Common Stock. Any cancelled option held by Mr. Washington will be exchanged only for the combination of cash and stock, as if Mr. Washington had made a Mixed Option Election, but Mr. Washington may exercise his options prior to the closing of the transaction so that he can elect to receive cash, which is his intention. Based on the closing price of.
     Based on the closing price of URS Common Stock (as reported on the New York Stock Exchange) of $60.10 per share on November 2, 2007, the value of the Merger Consideration is $97.89 per share of WGI Common Stock, for total consideration of approximately $3.2 billion. Under the Merger Agreement, as amended, WGI stockholders are estimated to receive an aggregate of approximately 29.4 million shares of URS Common Stock and approximately $1.4 billion in cash. Upon completion of the Merger, WGI stockholders would own approximately 35% of the combined company based on URS’ current outstanding shares.
Option Exercise and Transaction Support Agreement
     On November 4, 2007, Dennis Washington entered into an Option Exercise and Transaction Support Agreement (the “Support Agreement”) with URS and WGI. The Support Agreement provides that Mr. Washington will exercise his options and vote in favor of the Merger if necessary to obtain the required WGI shareholder approval. The exercise will be made in cash such that following the exercise Mr. Washington will have record and beneficial ownership of 3,224,100 shares of WGI Common Stock. WGI agreed to pay Mr. Washington's filing fee under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the legal fees of his counsel in preparing such filings. Mr. Washington has indicated that he intends to make the necessary HSR Act filing on November 5, 2007 in order to be able to exercise his options. Under the Support Agreement, Mr. Washington generally agrees not to, directly or indirectly, sell, transfer, exchange or otherwise dispose of any of his options or WGI common stock. Under certain circumstances at the request of URS Mr. Washington must irrevocably constitute and appoint URS as his attorney and proxy with the full power to vote his shares of WGI common stock in favor of the Merger. The Support Agreement will terminate on the earlier to occur of (a) the termination of the Merger Agreement in accordance with the terms thereof, (b) the date following the date of the WGI Stockholder Meeting, including any adjournment or postponement thereof and (c) the effective time of the Merger. Nothing in the Support Agreement may be construed to limit or affect any action or inaction by Mr. Washington in his capacity as a director or fiduciary of WGI.

Item 7.01	Regulation FD Disclosure.
     On November 5, 2007, URS and WGI issued a joint press release announcing that URS and WGI had each entered into the Amendment and the Support Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K pursuant to Item 7.01. Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.
(c)	Exhibits

2.1	Amendment No. 1 to the Agreement and Plan of Merger by and among URS Corporation, Elk Merger Corporation, a wholly owned subsidiary of URS Corporation, Bear Merger Sub, Inc., a wholly owned subsidiary of URS Corporation, and Washington Group International, Inc., dated November 4, 2007.

10.1	Option Exercise and Transaction Support Agreement by and among URS Corporation, Washington Group International, Inc. and Dennis Washington, dated November 4, 2007.

99.1	Joint Press Release, dated November 5, 2007.
Additional Information for Investors
     In connection with the proposed transaction, URS and WGI filed a definitive joint proxy statement/prospectus with the Securities and Exchange Commission on October 1, 2007 and will file supplemental materials with the SEC. Investors and security holders are urged to read the definitive joint proxy/prospectus and the supplemental materials because they contain important information about the proposed transaction. Investors and security holders may obtain free copies of this document and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by URS by contacting URS Investor Relations at 877-877-8970. Investors and security holders may obtain free copies of the documents filed with the SEC by WGI by contacting WGI Investor Relations at 866-964-4636. In addition, you may also find information about the merger transaction at www.urs-wng.com.
Interest of Certain Persons in the Merger
     URS, WGI and their directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of URS and WGI in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction is included in the definitive joint proxy statement/prospectus of URS and WGI described above. Additional information regarding the directors and executive officers of URS is also included in URS’ proxy statement for its 2007 Annual Meeting of Stockholders, which was filed with the SEC on April 18, 2007. Additional information regarding the directors and executive officers of WGI is also included in WGI’s proxy statement for its 2007 Annual Meeting of Stockholders, which was filed with the SEC on April 17, 2007, as amended. These documents are available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at URS and WGI as described above.
Forward Looking Statements
     Statements contained in this press release that are not historical facts may constitute forward-looking statements, including statements relating to timing of and satisfaction of conditions to the merger, whether any of the anticipated benefits of the merger will be realized, including future revenues, future net income, future cash flows, future competitive positioning and business synergies, future acquisition cost savings, future expectations that the merger will be accretive to GAAP and cash earnings per share, future market demand, future benefits to stockholders, future debt payments and future economic and industry conditions. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “expect,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predict,” “potential,” “continue” and similar expressions are also intended to identify forward-looking statements. The companies believe that their expectations are reasonable and are based on reasonable assumptions. However, such forward-looking statements by their nature involve risks and uncertainties that could cause actual results to differ materially from the results predicted or implied by the forward-looking statement. The potential risks and uncertainties include, but are not limited to: potential difficulties that may be encountered in integrating the merged businesses; potential uncertainties regarding market acceptance of the combined company; uncertainties as to the timing of the merger, approval of the transaction by the stockholders of the companies and the satisfaction of other closing conditions to the transaction, including the receipt of regulatory approvals; competitive responses to the merger; an economic downturn; changes in the each company’s book of business; each company’s compliance with government contract procurement regulations; each company’s ability to procure government contracts; each company’s reliance on government appropriations; the ability of the government to unilaterally terminate either company’s contracts; each company’s ability to make accurate estimates and control costs; each company’s ability to win or renew contracts; each company’s and its partners’ ability to bid on, win, perform and renew contracts and projects; environmental issues and liabilities; liabilities for pending and future litigation; the impact of changes in laws and regulations; a decline in defense spending; industry competition; each company’s ability to attract and retain key individuals; employee, agent or partner misconduct; risks associated with changes in equity-based compensation requirements; each company’s leveraged position and ability to service its debt; risks associated with international operations; business activities in high security risk countries; third party software risks; terrorist and natural disaster risks; each company’s relationships with its labor unions; each company’s ability to protect its intellectual property rights; anti-takeover risks and other factors discussed more fully in URS’ Form 10-Q for its quarter ended June 29, 2007, WGI’s Form 10-Q for its quarter ended September 28, 2007, as well as in the Joint Proxy Statement/Prospectus of URS and WGI to be filed, and other reports subsequently filed from time to time, with the Securities and Exchange Commission. These forward-looking statements represent only URS’ and WGI’s current intentions, beliefs or expectations, and any forward-looking statement speaks only as of the date on which it was made. Neither URS nor WGI assumes any obligation to update any forward-looking statements.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URS CORPORATION
By:	/s/ Reed N. Brimhall
Reed N. Brimhall
Vice President, Controller and Chief Accounting Officer

Dated: November 5, 2007
EXHIBIT INDEX

Exhibit No.	Description

2.1	Amendment No. 1 to the Agreement and Plan of Merger by and among URS Corporation, Elk Merger Corporation, a wholly owned subsidiary of URS Corporation, Bear Merger Sub, Inc., a wholly owned subsidiary of URS Corporation, and Washington Group International, Inc., dated November 4, 2007.
10.1	Option Exercise and Transaction Support Agreement by and among URS Corporation, Washington Group International, Inc. and Dennis Washington, dated November 4, 2007.
99.1	Joint Press Release, dated November 5, 2007.